UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 27, 2007

Smart Video Technologies, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-26809	91-1962104
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

3505 Koger Boulevard, Suite 400, Duluth, GA		30096
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 279-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosure contained in Item 8.01 is incorporated herein by reference.

Item 8.01 Other Events.

On April 27, 2007 smarTVideo™ Technologies, Inc. d/b/a uVuMobile™ (the “Company”) entered into a General Release and Settlement Agreement effective April 30, 2007 (the “Agreement”) with Richard E. Bennett, Jr., the ex-chief executive officer of the Company (“Bennett”). Pursuant to the Agreement, the parties agreed that 600,000 of the 3,510,000 shares of the Company’s common stock held in trust by RB Family Holdings, Ltd. (the “RB Trust”) for the benefit of Bennett would be cancelled and returned to the Company and the remaining 2,910,000 of such shares of the Company’s common stock (the “Remaining Shares”) would be reissued to Bennett without restrictive legend. The Agreement further provides that 291,000 of the Remaining Shares will be transferred by Bennett to Bennett’s legal counsel and such shares will be subject to certain specified sale volume restrictions until December 31, 2007. Except for 150,000 of the Remaining Shares and the 291,000 Remaining Shares transferred to Bennett’s legal counsel, the Remaining Shares will also be subject to certain specified sales volume restrictions until December 31, 2007.

Pursuant to the Agreement, Bennett also agreed to cooperate with and assist the Company in connection with any dispute, claim or litigation pending or instituted (1) by another party against the Company, without additional consideration and (2) by the Company against another party without consideration for a specified number of hours and for certain consideration as specified in the Agreement should the requested time exceed the specified number of hours. The Company also agreed that Bennett shall be entitled to be indemnified in the same manner as set forth in the Company’s Bylaws.

The Agreement provides for a release of the Company by Bennett and each of the owners, stockholders, predecessors, successors, directors, officers, employees, representatives, attorneys, subsidiaries and affiliates of the Company, and all persons acting by, through, under or in concert with them (collectively, the “Releasees”) from any and all charges, claims, liabilities, agreements, damages, causes of action, suits, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, whether known or unknown (collectively, “Claims”) which Bennett now has, or claims to have, or which Bennett at any time may have or claim to have, against the Releasees occurring up to and including the effective date of the Agreement. The Agreement also provides for a release of Bennett and the RB Trust by the Company from any and all Claims which the Company now has, or claims to have, or which the Company at any time may have or claim to have, against Bennett occurring up to and including the effective date of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	General Release and Settlement Agreement dated April 27, 2007 and effective April 30, 2007, by and between the Company and Richard E. Bennett, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SmartVideo Technologies, Inc

Dated: May 1, 2007	By:	/s/ William J. Loughman
	Name:	William J. Loughman
	Title:	Chief Financial Officer